Exhibit 99.1
1
For Immediate Release
ShopNBC Announces Third Quarter Fiscal 2009 Financial Results
MINNEAPOLIS, MN — 11/18/2009 — ShopNBC (NASDAQ: VVTV), the premium lifestyle brand in electronic retailing, today announced financial results for its third fiscal quarter ended October 31, 2009. ShopNBC is available anywhere: cable and satellite TV, mobile devices (iPhone and iPod Touch), online at www.ShopNBC.com, and streamed live at www.ShopNBC.TV.
Third Quarter Results
Third quarter revenues were $119.4 million, a 4% decrease from the same period last year, as the company shifted its merchandise mix, intentionally lowered its average selling price by 49% and increased unit volume by 90%. EBITDA, as adjusted, was a loss of ($5.6) million compared to an EBITDA, as adjusted, loss of ($13.3) million in the year-ago period. Net loss for the third quarter was ($12.9) million compared to a net loss of ($20.8) million for the same quarter last year.
Third Quarter Highlights
The company noted several key improvements in the quarter:
Customers. Customer trends continued to improve with new and active customers up a record 118% and 64%, respectively, in the third quarter vs. the same period last year. Increased customer demand in the quarter led to a 4% growth in net orders over last year, the company’s first increase in seven quarters. This is an acceleration of the company’s first half performance of new and active customer growth of 60% and 29%, respectively. Return rates for the quarter were 21.9% vs. 29.2% in the year-ago quarter, reflecting improvements in delivery time, customer service, product quality, and lower price points. The customer service contact rate decreased 24% in the quarter.
Merchandising. Gross profit margin was 33.2%, 130 basis points lower compared to last year, driven primarily by increased promotional activity. These promotions contributed to the significant new customer growth the company achieved in the quarter.
— Net average selling price was lowered to a record $95 during the quarter vs. $187 in the year-ago quarter, which is a 49% decline.
— A record 122 new vendors were added to ShopNBC’s new and existing merchandise categories of home, fashion, beauty and jewelry. The company launched 58 new show titles, product categories and brands in the quarter, such as Suzanne Somers, Esprit Outerwear, Laundry by Shelli Segal, Sensual Solutions by Dr. Robert Rey, Sensa Weight-Loss System, Brilliante Purely Platinum, The Culinary Institute of America, and Griot’s Auto Care.
— A record 103 new guests – 90 of those being experts in their field – were added to the network’s talent ranks, including the hottest celebrity hair stylist Ted Gibson, chef Marcus Samuelson, and America’s favorite shoe expert Miss Meghan Cleary.
— Successful sales events and key items wins: “Trick or Treat Value Pay” with sales of $11 million; “Beauty & Style Week” event with sales of $5.6 million; Mitsubishi 65” DLP HDTV with sales of $2.2 million ($2,351 DPM); and an Invicta Reserve Limited Anniversary Edition Swiss Quartz Chronograph Strap Watch with sales of $2 million ($6,780 DPM).
— Net shipped units in the quarter increased a record 90% as lower price points and new merchandise drove increased customer activity. Net unit successes include 28,000 Sensa Weight-Loss System Starter Kits; 17,500 Grand Suites 700 Thread Count Sheet Sets; 10,000 Pro-V Stainless Steel Mandolin Slicers; and 15,500 14K Colors of Gold Elongated Hoop Earrings.
Cash and Securities Balance. Third quarter cash and securities balance ended at $32.5 million, including $10.5 million of restricted cash. This cash and securities balance is a decrease of $3.9 million vs. the prior

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quarter driven by the EBITDA loss of ($5.6) million, capital expenditures of $2.3 million, and $4.3 million of working capital benefit.
Operating Expenses. Operating expenses decreased $12 million year-over-year or 20% in the quarter. This decrease was driven by broad-based reductions in the company’s cost structure, including lower cable and satellite fees, lower headcount vs. the prior-year period, and a significant decline in transactional costs in the areas of order capture, customer service, credit and fulfillment.
Distribution. In the quarter, the company successfully concluded all of its carriage agreements that were up for renewal in the last year while preserving 100% of our distribution footprint of 73 million homes, leading to a cost savings of approximately $24 million in fiscal 2009 and improved channel positions in many markets.
ShopNBC.com. The company’s Internet penetration was an industry leading 34% of total sales in the quarter, up 300 basis points vs. last year. ShopNBC.com attracted new and returning customers with expanded product categories, assortments, and content enhancements. This resulted in 31% of the company’s new customers. In addition, the live chat programs and extended social networking provided stronger customer engagement, which substantially increased buyer conversion rates to 6.3% and an increase in orders of 78% over last year’s same period. In the fourth fiscal quarter of 2009, the company will further enhance the shopping experience of ShopNBC.com with the launch of its commerce-enabled mobile site as well as incentives that drive customers to the Web site to decrease transaction costs.
“Merchandising efforts to unlock our customer growth potential showed real signs of progress in the third quarter, as we build new businesses in strategic product categories,” said Keith Stewart, ShopNBC’s President and CEO. “Record gains were made in new and active customer counts. Net shipped units were at record levels. E-commerce is proving to be a powerful complement for additional growth. With a focus on delivering a premium shopping experience across our multichannel platform of TV and the Web, the customer is reacting strongly to our initiatives.”
Added Stewart: “Year-to-date EBITDA, as adjusted, is $18.2 million better than last year. We are highly focused on delivering the high expectations that have grown during the turnaround of ShopNBC. I remain confident about our fourth quarter plans.”
Conference Call Information
The company has scheduled its conference call for 11 a.m. EDT / 10 a.m. CDT on Wednesday, November 18, 2009, to discuss the results for the fiscal second quarter. To participate in the conference call, please dial 1-888-606-5948 (pass code: SHOPNBC) five to ten minutes prior to the call time. If you are unable to participate live in the conference call, a replay will be available for 30 days. To access the replay, please dial 1-866-403-7090 with pass code 7467622 (keypad: SHOPNBC).
You also may participate via live audio stream by logging on to https://e-meetings.verizonbusiness.com. To access the audio stream, please use conference number 2244891 with pass code: SHOPNBC. A rebroadcast of the audio stream will be available using the same access information for 30 days after the initial broadcast.
EBITDA and EBITDA, as adjusted
The Company defines EBITDA as net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines EBITDA, as adjusted, as EBITDA excluding non-recurring non-operating gains (losses); non-cash impairment charges and writedowns, restructuring and CEO transition costs; and non-cash share-based compensation expense. Management has included the term EBITDA, as adjusted, in order to adequately assess the operating performance of the Company’s “core” television and Internet businesses and in order to maintain comparability to its analyst’s coverage and financial guidance when given. Management believes that EBITDA, as adjusted, allows investors to make a more meaningful comparison between our core business operating results over different periods of time with those of other similar companies. In addition, management uses EBITDA, as adjusted, as a metric measure to evaluate operating performance under its management and executive incentive compensation programs. EBITDA, as adjusted, should not be

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construed as an alternative to operating income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity. EBITDA, as adjusted, may not be comparable to similarly entitled measures reported by other companies.
About ShopNBC
ShopNBC is a multi-channel electronic retailer operating with a premium lifestyle brand. The shopping network reaches 73 million homes in the United States via cable and satellite television: DISH Network channels 134 and 228; DIRECTV channel 316. As part of the network’s ShopNBC Anywhere initiative, customers can shop via cable and satellite TV, mobile devices (iPhone and iPod Touch), online at www.ShopNBC.com, and streamed live at www.ShopNBC.TV. ShopNBC is owned and operated by ValueVision Media (NASDAQ: VVTV).
Forward-Looking Information
This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer spending and debt levels; interest rates; competitive pressures on sales, pricing and gross profit margins; the level of cable distribution for the Company’s programming and the fees associated therewith; the success of the Company’s e-commerce and rebranding initiatives; the performance of its equity investments; the success of its strategic alliances and relationships; the ability of the Company to manage its operating expenses successfully; risks associated with acquisitions; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting the Company’s operations; and the ability of the Company to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
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VALUE VISION MEDIA, INC.
Key Performance Metrics*
(Unaudited)

	Q3				YTD
	For the three months ending				For the nine months ending
	10/31/2009	11/1/2008%			10/31/2009	11/1/2008%
Program Distribution
Cable FTEs	43,331	43,326		0%	43,624	42,886		2%
Satellite FTEs	29,732	28,846		3%	29,473	28,632		3%

Total FTEs (Average 000s)	73,063	72,172		1%	73,097	71,518		2%

Net Sales per FTE (Annualized)	$6.54	$6.92		-6%	$6.80	$7.85		-13%

Customer Counts Year-to-Date
New	138,940	63,716		118%	359,571	202,233		78%
Active	413,618	251,605		64%	780,348	552,566		41%

Product Mix
Jewelry	26%	33%			25%	39%
Apparel, Fashion Accessories and Health & Beauty	16%	12%			13%	10%
Computers & Electronics	11%	25%			19%	20%
Watches, Coins & Collectibles	33%	21%			33%	23%
Home & All Other	14%	9%			10%	8%

Net Shipped Units (000s)	1,186	625		90%	3,084	2,074		49%

Average Price Point — net units	$95	$187		-49%	$114	$193		-41%

Return Rate	21.9%	29.2%	-7.3	ppt	21.8%	32.7%	-10.9	ppt

*	Includes ShopNBC TV and ShopNBC.com only.

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	For the Three Month Periods Ended		For the Nine Month Periods Ended
	October 31	November 1	October 31	November 1
	2009	2008	2009	2008
Net sales	119,441	$124,769	$372,588	$422,984
Cost of sales (exclusive of depreciation and amortization shown below)	79,774	81,694	249,172	282,072

Operating expense:
Distribution and selling	41,774	51,743	130,898	162,653
General and administrative	4,264	5,582	13,200	17,599
Depreciation and amortization	3,507	4,246	10,723	12,811
Restructuring costs	126	175	715	505
CEO transition costs	1,567	1,883	1,867	2,713

Total operating expense	51,238	63,629	157,403	196,281

Operating loss	(11,571)	(20,554)	(33,987)	(55,369)

Other income (expense):
Interest income	2	745	365	2,331
Interest expense (Series B Preferred Stock)	(1,350)	—	(3,328)	—
Gain (loss) on sale of investments	—	(969)	3,628	(969)

Total other income (expense)	(1,348)	(224)	665	1,362

Loss before income taxes	(12,919)	(20,778)	(33,322)	(54,007)
Income tax (provision) benefit	—	—	157	(33)

Net loss	(12,919)	(20,778)	(33,165)	(54,040)
Excess of preferred stock carrying value over redemption value	—	—	27,362	—
Accretion of redeemable Series A preferred stock	—	(73)	(62)	(219)

Net loss available to common shareholders	$(12,919)	$(20,851)	$(5,865)	$(54,259)

Net loss per common share	$(0.40)	$(0.62)	$(0.18)	$(1.62)

Net loss per common share — assuming dilution	$(0.40)	$(0.62)	$(0.18)	$(1.62)

Weighted average number of common shares outstanding:
Basic	32,332,278	33,590,834	32,569,618	33,580,955

Diluted	32,332,278	33,590,834	32,569,618	33,580,955

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

	October 31,	January 31,
	2009	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,014	$53,845
Restricted cash	10,461	1,589
Accounts receivable, net	54,577	51,310
Inventories	61,005	51,057
Prepaid expenses and other	4,759	3,668

Total current assets	152,816	161,469

Long term investments	—	15,728
Property and equipment, net	29,816	31,723
FCC broadcasting license	23,111	23,111
NBC Trademark License Agreement, net	4,961	7,381
Other Assets	1,991	2,088

	$212,695	$241,500

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$69,596	$64,615
Accrued liabilities	28,977	30,657
Deferred revenue	728	716

Total current liabilities	99,301	95,988

Deferred revenue	1,334	1,849
Long Term Obligations	1,897	—
Accrued Dividends — Series B Preferred Stock	3,355	—
Series B Mandatorily Redeemable Preferred Stock $.01 par value, 4,929,266 shares authorized; 4,929,266 shares issued and outstanding	11,075	—

Total liabilities	116,962	97,837

Commitments and Contingencies

Series A Redeemable Convertible Preferred Stock, $.01 par value, 5,339,500 shares authorized	—	44,191

Shareholders’ equity:
Common stock, $.01 par value, 100,000,000 shares authorized; 32,336,402 and 33,690,266 shares issued and outstanding	323	337
Warrants to purchase 6,029,487 and 29,487 shares of common stock	671	138
Additional paid-in capital	315,287	286,380
Accumulated deficit	(220,548)	(187,383)

Total shareholders’ equity	95,733	99,472

	$212,695	$241,500

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
Reconciliation of EBITDA, as adjusted, to Net Loss:

	For the Three Month Periods Ended		For the Nine Month Periods Ended
	October 31,	November 1,	October 31,	November 1,
	2009	2008	2009	2008

EBITDA, as adjusted (000’s)	$(5,630)	$(13,283)	$(18,152)	$(36,343)
Less:
Gain (loss) on sale of investments	—	(969)	3,628	(969)
Restructuring costs	(126)	(175)	(715)	(505)
CEO transition costs	(1,567)	(1,883)	(1,867)	(2,713)
Non-cash share-based compensation	(741)	(967)	(2,530)	(2,997)

EBITDA (as defined) (a)	(8,064)	(17,277)	(19,636)	(43,527)

A reconciliation of EBITDA to net loss is as follows:

EBITDA, as defined	(8,064)	(17,277)	(19,636)	(43,527)
Adjustments:
Depreciation and amortization	(3,507)	(4,246)	(10,723)	(12,811)
Interest income	2	745	365	2,331
Interest expense	(1,350)	—	(3,328)	—
Income taxes	—	—	157	(33)

Net loss	$(12,919)	$(20,778)	$(33,165)	$(54,040)

(a)	EBITDA as defined for this statistical presentation represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines EBITDA, as adjusted, as EBITDA excluding non-recurring non-operating gains (losses); non-cash impairment charges and writedowns, restructuring and CEO transition costs; and non-cash share-based compensation expense.
     Management has included the term EBITDA, as adjusted, in its EBITDA reconciliation in order to adequately assess the operating performance of the Company’s “core” television and Internet businesses and in order to maintain comparability to its analyst’s coverage and financial guidance when given. Management believes that EBITDA, as adjusted, allows investors to make a more meaningful comparison between our core business operating results over different periods of time with those of other similar companies. In addition, management uses EBITDA, as adjusted, as a metric measure to evaluate operating performance under its management and executive incentive compensation programs. EBITDA, as adjusted, should not be construed as an alternative to operating income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity. EBITDA, as adjusted, may not be comparable to similarly entitled measures reported by other companies.